Exhibit 2.2

SECOND AMENDED AND RESTATED

OPERATING AGREEMENT

OF

Sun Dental Holdings, LLC

A Florida Limited Liability Company

dated

September 1, 2015

TRANSFER RESTRICTIONS

THE MEMBERSHIP INTERESTS (THE “INTERESTS”) OF SUN DENTAL HOLDINGS, LLC MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS AND THE TERMS AND CONDITIONS OF THIS OPERATING AGREEMENT INCLUDING THE PRIORWRITTEN CONSENT OF THE COMPANY.

SECOND AMENDED AND RESTATED

OPERATING AGREEMENT

OF

SUN DENTAL HOLDINGS, LLC

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of Sun Dental Holdings, LLC, a Florida limited liability company (the “Company”), is made and entered into effective the 1st day of September, 2015 (the “Effective Date”) by and among the Company and the Persons listed as Members of the Company in the Register as amended from time to time (collectively, the “Members”).

BACKGROUND AND BASIS FOR OPERATING AGREEMENT

A. The Company was formed pursuant to the Articles of Organization filed with the Florida Department of State on January 1, 2005 and accepted for recording by the Florida Department of State.

B. The Members originally entered into that certain operating agreement of the Company dated January 1, 2005, which was amended and restated effective January 1, 2011 and amended and restated effective October 1, 2014 as subsequently amended on May 1, 2015 and August 26, 2015.

C. The Members now desire to amend and restate the operating agreement of the Company in its entirety and to set forth the terms and conditions by which the Company will be governed as of the Effective Date.

In consideration of the foregoing recitals which are hereby incorporated as a part of this Agreement, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby amend and restate the operating agreement of the Company and agree as follows:

ARTICLE 1

ORGANIZATIONAL MATTERS

1.1 Formation. The Members formed the Company as a limited liability company under the Prior Act for the purposes and upon the terms and conditions set forth below. The Members hereby elect to be governed by the terms and provisions of the Act as of the Effective Date. The rights and liabilities of the Members shall be as provided in the Act, except as otherwise expressly provided herein. In the event of any inconsistency between any terms and conditions contained in this Agreement and any non-mandatory provisions of the Act, the terms and conditions contained in the Agreement shall govern.

1.2 Name. The name of the Company is Sun Dental Holdings, LLC. The Board may change the name of the Company, from time to time, in accordance with applicable law.

1.3 Principal Place of Business; Other Places of Business. The principal place of business of the Company is located at 1800 9th Ave N, St Petersburg, Florida, 33713, or such other place within or outside the State of Florida as the Board may from time to time designate. The Company may maintain offices and places of business at such other place or places within or outside the State of Florida, as the Manager deems advisable.

1.4 Articles of Organization; Filings. The Articles of Organization were executed and filed in the Office of the Florida Department of State as required by applicable law. The Manager may execute and file any duly authorized amendments to the Articles of Organization from time to time in a form prescribed by the Act. The Manager shall also cause to be made, on behalf of the Company, such additional filings and recordings as the Manager shall deem necessary or advisable.

1.5 Fictitious Business Name Statements. The Company may also conduct business at the same time under one or more fictitious names if the Manager determines that such is in the best interests of the Company. Fictitious business name statements shall be filed and published when and if the Manager determines it necessary or advisable. Any such statement shall be renewed as required by applicable law.

1.6 Registered Office and Designated Agent for Service of Process. The Company shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Company in the State of Florida. The address of the current registered office of the current registered agent for service of process, Brett Hendee, is 1700 South MacDill Avenue, Suite 200, Tampa, Florida 33629.

1.7 Term. The Company commenced on January 21, 2005 and shall continue and be perpetual until terminated pursuant to this Agreement.

ARTICLE 2

DEFINITIONS

As used in this Agreement, the following terms have the meanings ascribed to them in this Article 2:

“Acceptance Notice” has the meaning set forth in Section 9.12(b).

“Act” means the Florida Revised Limited Liability Company Act, Florida Statutes, Sections 605.0101 et seq., as amended from time to time, or any subsequent Florida law concerning limited liability companies that is enacted in substitution for that law.

“Additional Members” means those Persons admitted to the Company pursuant to Section 4.13 below.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person (a) any Person directly or indirectly controlling, controlled by or under common control with such Person; (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (c) any director, officer, partner, managing member, or trustee of, or any Person serving in a similar capacity with respect to, such Person; (d) any Person who is an officer, director, partner, member, trustee, or holder of ten percent (10%) or more of the voting interests of any Person described in clause (a), (b) or (c) of this sentence; or (e) any ancestor, spouse, or family member, whether by blood or marriage, of the such Person, or any trust for the primary benefit of such Persons. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” means this limited liability company operating agreement including the Register and all schedules and exhibits attached hereto and made a part hereof, as originally executed and as amended from time to time in writing.

“Allocation Year” means (a) the period commencing on the Effective Date and ending on December 31 of the same year, (b) any subsequent period commencing on January 1, and ending on the following December 31, or (c) any portion of the period described in clause (b) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article 6.

“Approved by the Members” or “Approval of the Members” means the consent or approval of Members holding, in the aggregate, more than fifty percent (50%) of the Units held by all or a designated class of Members.

“Articles of Organization” mean the articles of organization of this Company, as more fully described in Section 1.4.

“Board” or “Board of Directors” means the Manager.

“Business” means the manufacture, sourcing, distribution, marketing, selling, or any combination of the foregoing, of custom dental prosthetic devices, including the remote capture and transmission of digital scans of the mouth or teeth to a manufacturing facility, the receipt of such transmission, and the production of custom dental prosthetic devices based on such transmission, as well as any lawful business activity in which the Company engages, whether directly or through a Subsidiary.

“Business Day” means any calendar day, other than Saturday, Sunday or days that are legal holidays observed by the State of Florida.

“Capital Account” means, with respect to any Member, the capital account established, maintained and adjusted for such Member in accordance with the provisions of Regulations Section 1.704-1(b)(2)(iv) or other applicable provisions of the Code and Regulations promulgated thereunder.

“Capital Contributions” means, with respect to any Member, the total amount of money and the fair market value of property (other than money) contributed to the capital of the Company by such Member, whether as an Initial Capital Contribution or as an additional Capital Contribution, as further described in Section 7.1.

“Cash Available for Distribution” means, for any period, (a) the sum of gross receipts, all investment income of the Company and all cash received by the Company, reduced by (b) Operating Expenses.

“Class A Common Unit Member” means a Member who holds Class A Common Units.

“Class A Common Units” means voting Units with one vote per Unit designated as Class A Common Units by the Company and issued by the Company to Persons in consideration for Capital Contributions to the Company. A Member whose ownership interest in the Company is represented by Class A Common Units shall, with respect to such Units, have the rights of an Class A Common Unit Member.

“Closing Date” has the meaning set forth in Section 9.12(b).

“Code” means the Internal Revenue Code of 1986, as it may be amended, or any subsequent federal law concerning income tax as enacted in substitution for, or that corresponds with, the Internal Revenue Code of 1986.

“Company Minimum Gain” has the same meaning as the term “partnership minimum gain” in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company” means the limited liability company formed pursuant to the Articles of Organization and governed by this Agreement, as said limited liability company may from time to time be constituted.

“Company Assets,” means all direct and indirect interests in real and personal property owned by the Company from time to time, and shall include both tangible and intangible property (including cash) and ownership interests in Subsidiaries. Such definition includes all property originally contributed to the Company or subsequently acquired by the Company by purchase or other method and property acquired with Company funds. A Member has no interest in any specific Company Assets. Company Assets may not be used to satisfy the individual debts of any Member.

“Company Option” has the meaning set forth in Section 9.12(a)(iii).

“Continuation Period” has the meaning set forth in Section 11.1(b).

“Covered Person” means a Member, Manager, officer of the Company, Liquidator or a manager or officer of a Covered Person, as well as any agent of the Company designated in writing by the Manager as a Covered Person.

“Debt” means (a) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments, (b) obligations as lessee under capital leases, (c) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby, (d) any obligation under any interest rate swap agreement, (e) accounts payable and (f) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (a), (b), (c), (d) and (e), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of Business and are not delinquent or are being contested in good faith by appropriate proceedings.

“Depreciation” means, for each Allocation Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Allocation Year or part thereof, except that if the book value of an asset differs from its adjusted basis for federal income tax purposes, the depreciation, amortization or other cost recovery deduction for such fiscal year or part thereof shall be an amount which bears the same ratio to such book value as the federal income tax depreciation, amortization or other cost recovery deduction for such Allocation Year or part thereof bears to such adjusted tax basis. If such asset has a zero adjusted tax basis, the depreciation, amortization or other cost recovery deduction for each Allocation Year shall be determined under a method reasonably selected by the Manager.

“Dissolution Event” has the meaning set forth in Section 11.1(a).

“Economic Interest” means only the right as a Member (or Transferee) to receive distributions from the Company in accordance with this Agreement, including the right to receive allocations of Company tax items and distributions of Company profits and other assets, whether the Person remains a Member or becomes a Transferee. The term “Economic Interest” applies to any fraction of the interest, by whomever owned. The mere holder of an Economic Interest does not have full Membership Rights unless such holder is admitted as a Member in accordance with this Agreement. An “Economic Interest” alone does not include any right to participate in, vote on, or authorize or approve any decision concerning the management or affairs of the Company.

“Effective Date” has the meaning set forth in the introductory paragraph.

“Guaranteed Payment” has the same meaning as the term “guaranteed payments” in Code Section 707(c).

“Gross Appraised Value” has the meaning set forth in Section 9.11(e).

“Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Manager;

(b) The Gross Asset Values of all Company Assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Manager, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company Assets as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (iv) in connection with the grant of Units in the Company (other than a de minimis grant) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in such Member’s capacity as a Member or by a new Member in anticipation of being a Member, provided that an adjustment described in clauses (i) and (ii) of this paragraph shall be made only if the Manager reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

(c) The Gross Asset Value of any item of Company Assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Manager; and

(d) The Gross Asset Values of Company Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (f) of the definition of “Profits” and “Losses” or Section 6.3(g) below; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

“Incapacity” means (a) the entry of an order of incompetence or of insanity of a Person, (b) the death, dissolution, bankruptcy (as defined in the Act) or termination (other than by merger or consolidation) of a Person, (c) the death of both spouses of a tenancy by the entireties, or (d) the transfer of the beneficial interest of any Person (e.g., the transfer of any of the shares of a corporation, the interests of an limited liability company, or a change in the beneficiary of a trust). For purposes of this Agreement, a Person under Incapacity is considered to be “Incapacitated.”

“Initial Capital Contribution” has the meaning set forth in Section 7.1.

“Investment Class A Member” means a Member who holds Investment Class A Units.

“Investment Class A Units” means non-voting Units designated as Investment Class A Units by the Manager and issued by the Company to Persons in consideration for Capital Contributions to the Company. A Member whose ownership interest in the Company is represented by Investment Class A Units shall, with respect to such Investment Units, have the rights of an Investment Class Member.

“Investment Class B Member” means a Member who holds Investment Class B Units.

“Investment Class B Units” means non-voting Units designated as Investment Class B Units by the Manager and issued by the Company to Persons in consideration for services provided to the Company. A Member whose ownership interest in the Company is represented by Investment Class B Units shall, with respect to such Investment Units, have the rights of an Investment Class Member.

“Investment Class Members” means a class of Members consisting of Investment Class A Members and Investment Class B Members. Investment Class Members, with respect to their ownership of Investment Units, do not have the right or power to (a) participate in the designation of a Manager of the Company, (b) participate in the management of the Company, or (c) contractually bind the Company. Unless specifically provided for by this Agreement, Investment Class Members have no right to vote on any Company matter. Aside from the limitations set forth in the preceding sentences, Investment Class Members otherwise possess all other Membership Rights afforded to a Member pursuant to this Agreement.

“Investment Units” mean Investment Class A Units, Investment Class B Units, or a combination of the foregoing.

“Issuance Items” has the meaning set forth in Section 6.3(h).

“Liquidation Period” has the meaning set forth in Section 11.8.

“Liquidator” means the Manager, or a Person appointed by the Manager, to oversee the liquidation of the Company.

“Majority of the Members” means Members holding, in the aggregate, more than fifty percent (50%) of the Units held by all or a designated class of Members.

“Majority of the Class A Common Unit Members and Management Class Members” means Class A Common Unit Members and Management Class Members holding, in the aggregate, more than fifty percent (50%) of the Units held by such Members voting together as a single class

“Management Class Members” means a class of Members consisting of those Members holding Management Units.

“Management Units” means voting Units with 100 votes per Unit designated as Management Units by the Manager and issued by the Company. A Member whose ownership interest in the Company is represented by Management Units shall, with respect to such Management Units, have the rights of a Management Class Member.

“Manager” means the Board or Board of Directors of the Company.

“Member” or “Members” means any member of the Company that becomes a member of the Company in accordance with this Agreement and who has not dissociated from the Company. A Member may be an Investment Class Member, a Management Class Member, or both. A class of Members may vote on such matters as provided in this Agreement. A reference to a “Member” or the “Members” shall be a reference to such Member or all Members unless specific reference is made to a particular Member or to a particular class of Members.

“Member Loans” has the meaning set forth in Section 7.11(a).

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means any amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Membership Rights” means the totality of a Member’s rights as a Member, including the Economic Interest and the Member’s voting rights (if so provided by this Agreement or the non-waivable provisions of the Act) and other rights, including those set forth in this Agreement. The rights and obligations of each Member of a particular class of Members shall be identical with respect to all other Members of such class.

“Net Cash Flow” means the gross cash proceeds of the Company, less the portion thereof used to pay or establish Reserves for all Operating Expenses, as determined by the Manager. Net Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of Reserves previously established pursuant to the first sentence of this definition.

“Net Equity” has the meaning set forth in Section 9.11(c).

“Net Equity Notice” has the meaning set forth in Section 9.11(d).

“Nonrecourse Deductions” has the meaning set forth in Regulations Sections 1.7042(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.704-2(b)(3).

“Notice” means a writing, containing the information required by this Agreement to be communicated to any Person, sent as provided in Section 12.2.

“Operating Expenses” means, with respect to any Allocation Year, the amount of cash disbursed by the Company in the ordinary course of business during the period, including without limitation, all cash expenses, such as advertising, promotion, property management, insurance premiums, taxes, utilities, repair, maintenance, legal, accounting, bookkeeping, computing, equipment use, travel on Business, telephone expenses, and salaries, and direct expenses of Company employees (if any) and agents while engaged in Business, payments required to be made in connection with any loan to the Company or any other loan secured by a lien on any Company Assets, payments required to be paid in connection with any refinancing, sale or other event, capital expenditures, and any other amounts set aside for the restoration, increase, or creation of reasonable Reserves. Operating Expenses shall not include expenditures paid from Reserves.

“Option Period” has the meaning set forth in Section 9.12(b).

“Organizer” has the meaning set forth in Section A of the Background.

“Percentage Interest” means the percentage interest indicated as such in Schedule A, as adjusted from time to time. At any time, each Member’s Percentage Interest is computed by dividing the number of Units owned by a Member by the total number of authorized and issued Units. At all times, the sum of the Percentage Interests of all Members and Transferees will equal one hundred percent (100%).

“Person” means any individual, tenancy by the entireties, partnership (general or limited), joint venture corporation, association, trust, limited liability company, or other legal entity, whether foreign or domestic, and its heirs, executors, administrators, legal representative, successors, and assigns where the context requires.

“Prior Act” means the Florida Limited Liability Company Act, Florida Statutes, Sections 608.401 et seq.

“Profits” and “Losses” mean, for each Allocation Year, an amount equal to the Company’s taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses shall be added to such taxable income or loss;

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses shall be subtracted from such taxable income or loss;

(c) In the event the Gross Asset Value of any Company Asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(d) Gain or loss resulting from any disposition of Company Assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company Assets disposed of, notwithstanding that the adjusted tax basis of such Company Assets differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

(f) To the extent an adjustment to the adjusted tax basis of any Company Asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Economic Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 6.3 or Section 6.4 shall not be taken into account in computing Profits or Losses.

(h) The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 6.3 and 6.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Proposed Transaction” has the meaning set forth in Section 9.13.

“Pro Rata” means in the proportion that the item being measured for each Member bears to the total of all such items for all Members for whom a contribution, distribution, or allocation is due, or is being made, shared, or determined.

“Purchaser” has the meaning set forth in Section 9.12(a).

“Regulations” means the regulations of the United States Treasury Department, as amended, and any successor provision.

“Register” has the meaning set forth in Section 4.1.

“Regulatory Allocations” has the meaning set forth in Section 6.4.

“Reserves” means funds set aside or amounts allocated to reserves that shall be maintained in amounts deemed sufficient by the Manager for working capital, to pay taxes, insurance, debt service, and other costs or expenses incident to the conduct of Business.

“Sale Notice” has the meaning set forth in Section 9.12(a).

“Securities Act” means the Securities Act of 1933 as amended and in effect from time to time.

“Selling Member” has the meaning set forth in Section 9.12(a).

“Statement of Authority” has the meaning set forth in Section 605.0302 of the Act.

“Subsidiary” means, with respect to the Company, any legal entity with respect to which the Company or a Subsidiary of the Company collectively owns or controls, directly or indirectly, fifty percent (50%) or more of the total voting power of the total outstanding equity securities or other beneficial ownership interests of such legal entity (whether by having the power, directly or indirectly, to elect a majority of the managers or members of the board of directors or comparable governing body, or otherwise) or fifty percent (50%) or more of the value of the total outstanding equity securities or beneficial ownership interests of such legal entity.

“Substitute Member” means any Person (a) to whom a Member (or Transferee thereof) Transfers all or any part of its interest in the Company, and (b) whom has been admitted to the Company as a Substitute Member pursuant to Section 9.14 of this Agreement.

“Supplementary Agreements” has the meaning set forth in Section 5.1(b)(x).

“Tax Advance” has the meaning set forth in Section 8.3.

“Tax Matters Partner” has the meaning set forth in Section 6.8(c).

“Terminating Member” means a Member or Transferee who is to receive a Termination Payment as a result of dissociation and redemption.

“Termination Payment” has the meaning set forth in Section 9.10.

“Third Party Offer” has the meaning set forth in Section 9.12(a).

“Third Party Purchase Price” has the meaning set forth in Section 9.12(a)(iii).

“Third Party Transfer Period” has the meaning set forth in Section 9.12(d).

“Transfer” or “Transfers” means, with respect to any interest in the Company, a sale, conveyance, exchange, assignment, encumbrance, gift, bequest, hypothecation, or other transfer or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by operation of law), or an agreement to do any of the foregoing. A Transfer shall not include a pledge of a Member’s Economic Interest to any lender as collateral security if such pledge is made to a Lender in conjunction with a Lender loaning funds to or on behalf of the Company or a Subsidiary. Used as a verb, the foregoing terms, as well as the terms “Transferred” and “Transferring,” shall mean the effecting, with respect to such interest, any of the foregoing.

“Transferee” means any Person (a) to whom a Member (or Transferee) Transfers, voluntarily or involuntarily, all or any part of its Economic Interest and (b) who has not been admitted to the Company as a Substitute Member pursuant to the terms of this Agreement. A Transferee is the holder of a mere Economic Interest, rather than full Membership Rights.

“Transferor” means a Member or (Transferee) who Transfers all or a part of its Economic Interest to a Transferee. A Member who becomes a Transferor forfeits such Member’s full Membership Rights with respect to the Transferred Economic Interest immediately upon Transfer.

“Unit” means an ownership interest in the Company, representing Capital Contributions, as set forth on Schedule A from time to time, including any and all benefits to which the holder of such Units may be entitled, as provided in this Agreement, together with all obligations of such holder to comply with the terms and provisions of this Agreement. Units may be classified as Investment Units or Management Units. A Member may hold both Investment Units and Management Units.

ARTICLE 3

PURPOSE AND AUTHORITY

3.1 Purpose of the Company. The purpose of the Company is to engage, whether directly or indirectly through Subsidiaries, in any and all lawful business purposes for which a limited liability company may be formed under the Act. The Members acknowledge that the Company Assets are necessary to fulfill the purpose of the Company, vital to the success of the Company, necessary for the Company to produce income and profit for the benefit of all Members, and may not be used to satisfy the individual debts of any Member.

3.2 Authority of the Company. To carry out its purposes, the Company, consistent with and subject to the provisions of this Agreement and all applicable laws, is empowered and authorized to do any and all acts and things incidental to, or necessary, appropriate, proper, advisable, or convenient for, the furtherance and accomplishment of its purposes and the protection and benefit of the Company, including, without limitation:

(a) Buying, owning, selling, conveying, assigning, exchanging, mortgaging, managing, or leasing any property (including real property, personal property, as well as securities) necessary, convenient, or incidental to the accomplishment of the purpose of the Company, including life insurance and interests in other business entities, whether in corporate, partnership, joint venture or other forms;

(b) Entering into any kind of activity, and performing and carrying out contracts of any kind, in connection with, or necessary or incidental to, the accomplishment of the purpose of the Company;

(c) Negotiating and concluding agreements for the sale, lease, exchange, or other disposition of all or any part of the Company Assets, or for the refinancing of any mortgage or loan on Company Assets, in accordance with the terms of this Agreement;

(d) Investing in assets, securities, or interests in securities of any nature, including (without limit) commodities, options, futures, precious metals, currencies, life insurance products, in domestic and foreign markets;

(e) Placing investment capital with other managers, including but not limited to mutual funds, separate account managers, and limited partnerships; and

(f) Borrowing money and issuing evidences of indebtedness in furtherance of the Business and securing Company indebtedness by mortgage, pledge, security interest, or other lien, in accordance with Section 5.1(b).

ARTICLE 4

MEMBERS, STATUS, RIGHTS, AND OBLIGATIONS

4.1 Register; Capital Contributions of Members. The Company shall cause to be maintained in the principal office of the Company the books and records of the Company, which shall include, among other things, the name, address and amount of the Capital Contribution of each Member and such other information as the Company may deem necessary or desirable (the “Register”). The Register shall be maintained separately from this Agreement and the Company shall from time to time update the Register as necessary to accurately reflect the information therein. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the Company may take any action authorized hereunder in respect of the Register without any need to obtain the consent of any other Member. No action of any Member shall be required to amend or update the Register.

4.2 Issuance of Units. There shall be four (4) classes of Units which the Company may currently issue to Members as follows: Class A Common Units, Investment Class A Units, Investment Class B Units, Management Units. The total number of Units, which the Company shall be authorized to issue, is thirty million (30,000,000). The Board, in its sole discretion, may create new classes of Units with respect to authorized but unissued Units and establish the rights and preferences thereunder. Any increase in the authorized number of Units shall require the affirmative vote or consent of a Majority of the Class A Common Unit Members and Management Class Members, voting together as a single class.

4.3 Right to Dissociate. A Member may dissociate from the Company pursuant to Article 9.

4.4 Powers of Members. Members shall have the powers and authority conferred upon them pursuant to this Agreement, and, subject to the terms of this Agreement and the Act, Members shall have the right to attend all meetings of the Members.

4.5 Voting by Members. Except as otherwise provided herein or by the Act, only the Class A Common Unit Members and Management Class Members shall be entitled to vote on matters pertaining to the Company and Business. Each of the Class A Common Unit Members shall be entitled to one (1) vote per Class A Common Unit and each of the Management Class Members shall be entitled to one hundred (100) votes per Management Unit. Except as otherwise provided herein or by the Act, the affirmative vote or consent of a Majority of the Class A Common Unit Members and Management Class Members, voting together as a single class, shall be necessary and sufficient to decide an issue.

4.6 Limited Authority of Members. Except as expressly provided herein or in a duly filed and then-effective Statement of Authority, no Member, in its capacity as a Member, shall have authority to take or engage in any action to bind the Company in any manner.

4.7 Consent of Members in Lieu of Meeting. Unless otherwise provided in this Agreement or by law, any action which may be taken at any meeting of the Members may be taken without a meeting and without a vote if a written consent, setting forth the action so taken, is signed in person, by proxy, by email signature, or by facsimile signature by a Majority of the Members entitled to vote on such action, unless Approval of the Members entitled to vote on such action is required. If Approval of the Members is required, then such written consent shall be signed by the requisite number of Members constituting Approval of the Members. Such consent shall be delivered to the Company by delivery to the President (if there is a President, and if not, to the Manager or such other individual as the Manager may designate) and shall be filed with the minutes of the meetings of Members in the records of the Company. Facsimile signatures and email signatures shall be deemed originals for purposes of this Section 4.7. Every written consent shall bear the signature of each Member who signs such consent and no written consent shall be effective to take the Company action referred to therein unless, within fifteen (15) Business Days of the earliest consent delivered to the Company in the manner required hereby, written consents signed by the requisite number of Members are so delivered to the Company. On an action taken without a meeting by fewer than all of the Members (entitled to vote), Notice of the action must be given within ten (10) Business Days after the action was taken to those Members who did not consent in writing to the action or who were not entitled to vote on the action.

4.8 Meetings; Notice. Regular or special meetings of the Members shall be held from time to time, (a) at such place and time as shall be set by the Board or (b) at such place and time as shall be set by the Chief Executive Officer upon five (5) Business Days’ Notice to the Members. Each Member shall attend annual meetings, either in person or via telephone. The Members acknowledge that one of the primary purposes of the Company is to promote knowledge of and communication about the Business and to educate the Members about the operating and investment strategy that will be implemented by the Company. To perpetuate such purpose, the Members shall periodically meet in person or by telephone to review the Company’s investment or operating plan pursuant to which investment strategies shall be developed, implemented, and monitored for the investments of the Company, provide feedback to the Manager, if necessary, and to address other issues affecting the Members. Notwithstanding the foregoing, any and all decisions regarding the formulation and implementation of the investment or operating plan shall be made by the Manager in the Manager’s sole discretion, taking into account the Manager’s duty of care and loyalty to the Company and the terms of this Agreement.

4.9 Waiver of Notice by Members. Whenever any Notice whatsoever is required to be given to any Member under this Agreement or any provision of law, a written waiver of such Notice, signed at any time, whether before or after the time of meeting, by the Member entitled to such Notice shall be deemed equivalent to the giving of such Notice. The attendance of a Member at a meeting shall constitute a waiver of Notice of such meeting, except where a Member attends a meeting and objects at the beginning of such meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Members need be specified in any waiver of Notice of such meeting.

4.10 Quorum. At all meetings of the Members, the presence of a Majority of the Management Class Members shall constitute a quorum for the transaction of business. Though less than a quorum, a majority of the Management Class Members present at a meeting may adjourn the meeting, from time to time and without further notice, until a quorum shall be present; provided, however, that any Members absent from the adjourned meeting shall be provided written Notice of such adjournment.

4.11 Conduct of Meetings. A designee of the Manager shall call meetings of the Members to order and shall act as chair of the meeting. A second designee of the Manager shall record all actions at such meeting of the Members, which shall be maintained in a Company minute book under the supervision of the President or Manager, as the case may be.

4.12 Participation. Members may participate in any meeting either in person or by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 4.12 shall constitute presence in person at the meeting.

4.13 Additional Members. With the written consent of a Majority of the Management Class Members and Class A Common Unit Members voting as a single class, the Company may issue Units in excess of the then authorized Number of Units, whether Investment Units, Management Units, Common Units, new classes of Units, or a combination of the foregoing, directly from the Company, and admit one or more recipients of such Units as additional Members from time to time, on such terms and conditions and for such Capital Contributions, if any, as the Board may deem favorable and advisable to the Company. Such Additional Member shall receive such distributions and allocations of Profits and Losses as the Board may deem favorable and advisable. No action or consent, other than by a Majority of the Management Class Members and the Class A Common Units voting as a single class, shall be required in connection with the admission of an Additional Member. As a condition to being admitted to the Company, each Additional Member shall execute an agreement to be bound by the terms and conditions of this Agreement. The Manager shall amend Schedule A to appropriately reflect the admission of the Additional Member.

4.14 Liability of Members. Except as otherwise required by any nonwaivable provision of the Act or other applicable law:

(a) No Member or Manager shall be personally liable in any manner whatsoever for any debt, liability, or other obligation of the Company, whether such debt, liability, or other obligation arises in contract, tort, or otherwise; and

(b) No Member or, if applicable, Manager shall in any event have any liability whatsoever in excess of (i) the amount of its Capital Contributions, (ii) its share of any Company Assets and undistributed Profits, (iii) the amount of any unconditional obligation of such Member to make additional Capital Contributions to the Company pursuant to this Agreement, and (iv) the amount of any wrongful distribution to such Member, if, and only to the extent, such Member has actual knowledge (at the time of the distribution) that such distribution is made in violation of Section 605.0405 of the Act.

4.15 Fiduciary Duties of Members and Managers. The Members hereby acknowledge that Section 605.0105 of the Act prohibits the terms of this Agreement from: (a) eliminating a Manager’s duty of loyalty, including a Member serving as a Manager, under Section 605.04091

(except as otherwise provided in Section 605.0105(4)); (b) unreasonably reducing a Manager’s duty of care under Section 605.04091; and (c) eliminating a Member’s or Manager’s obligation of good faith and fair dealing under Section 605.04091 (except as otherwise provided in Section 605.0105(3)(f)). Accordingly, each of the Members and Managers shall comply with its fiduciary duties owed to the Company and the Members in accordance with Florida law.

4.16 Appraisal or Partition. Each Member waives its rights to any appraisal rights under the Act or any rights to have any Company Asset partitioned, or to file a complaint or to institute any suit, action, or proceeding at law or in equity asserting appraisal rights under the Act or to have any Company Asset partitioned, and each Member, on behalf of itself, its successors, and its assigns hereby waives any such right.

4.17 Executory Agreement. This Agreement constitutes an executory contract with respect to all Membership Rights and Economic Interests in the Company. This Agreement imposes on each Member the following affirmative duties (each of which constitutes a material unperformed and future obligation):

(a) The duty and obligation of good faith and fair dealing as set forth in Section 4.15;

(b) The duty and obligation to attend, and participate in, Member meetings as set forth in Section 4.8;

(c) The duty and obligation of the Management Class Members to elect Managers as set forth in Section 5.1; and

(d) The duty and obligation to refrain from wrongfully dissociating as set forth in Article 9; and

(e) The duty and obligation not to transfer its Economic Interest in the Company, except in accordance with Article 9.

ARTICLE 5

MANAGEMENT OF THE COMPANY

5.1 Manager. The management of the Company shall be vested in a board of directors (the “Manager” or the “Board”) elected by a Majority of the Management Class Members and the Class A Common Unit Members. The size and the composition of the Board shall be as established by a Majority of the Management Class Members and the Class A Common Unit Members voting as a single class. Each Manager shall remain in office until removed by a written instrument signed by a Majority of the Management Class Members and the Class A Common Unit Members voting as a single class, until such Manager resigns in a written instrument delivered to the Members, or until such Manager is unable to serve due to Incapacity. In the event of any such vacancy, the Board may fill the vacancy.

(a) Duties and Liability. Each Manager shall perform its duties as such in good faith, in a manner the Manager reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A person who so performs these duties shall not have any liability by reason of serving or having served as a Manager. A Manager shall not be liable under a judgment, decree or order of court, or in any other manner, for a debt, obligation or liability of the Company.

(b) Powers. Without any limitation thereon, the Board shall have the power, on behalf and for the purposes of the Company, to:

(i) acquire, operate, maintain, finance, improve, sell, convey, assign, mortgage, or lease any personal or real property;

(ii) sell, dispose, trade, or exchange Company Assets in the ordinary course of business;

(iii) purchase insurance to protect the Manager, Members and the Company’s officers, employees, properties, and business;

(iv) borrow money and, in connection therewith, grant security interests in and mortgages upon the property of the Company and execute and deliver documents and instruments authorizing the confession of judgment against the Company;

(v) execute and deliver releases and discharges on behalf of the Company;

(vi) make any and all expenditures that the Manager, in its sole discretion, deems necessary or appropriate in connection with the management of the Company’s affairs and the conduct of its Business, including, without limitation, all legal, accounting, and other related expenses incurred in connection with the organization, financing, and operation of the Company;

(vii) invest and reinvest Company reserves in short-term instruments or money market funds;

(viii) admit new Members to the Company;

(ix) hire employees of the Company and establish the terms of their employment, and discharge employees of the Company;

(x) enter into supplementary agreements (each a “Supplementary Agreement” and collectively, the “Supplementary Agreements”) with (A) one or more Members regarding the rights and obligations of such Members with respect to the Company and/or (B) one or more employees or service providers of the Company, its Subsidiaries, or Affiliates regarding the rights and obligations of such employees or service providers with respect to the Company, its Subsidiaries, or Affiliates. A Supplementary Agreement specifically shall include any Unit Grant Agreement. Among other things, the Supplementary Agreements may provide for allocations and distributions to such Members and/or bonuses and other compensation to such Members and/or employees or service providers;

(xi) do all other things necessary to accomplish the Company’s purposes, including the execution of contracts, instruments and documents that the Manager deems necessary or advisable to carry out the purposes of the Company, including, but not limited to, contracts, instruments, and documents whose operation and effect extend beyond the term of the Company; and

(xii) carry out, or cause to be carried out, any of the foregoing powers through a Subsidiary.

(c) Manager Limitations. Notwithstanding any other provision of this Agreement to the contrary, without the prior consent of a Majority of the Management Units Members and Class A Common Units Members voting as a single class the Manager shall have no authority to:

(i) Act in contravention of this Agreement;

(ii) Perform an act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii) Dissolve, liquidate, consolidate or merge the Company or authorize or agree to any of the foregoing;

(iv) Sell or lease, or otherwise dispose of all or substantially all, of the assets of the Company, or authorize or agree to any of the foregoing; or

(v) Amend this Agreement, except as provided in Section 12.1.

(d) Compensation of Managers. Each Manager shall be entitled to reasonable compensation for services provided to the Company. In the event that a Manager is also a Member, any compensation for services shall be a Guaranteed Payment. The Guaranteed Payment for services shall be due and payable without regard to the income of the Company, but in all events shall be reasonable based on all facts and circumstances.

5.2 Officers. The Company may have officers who are appointed by the Board. The officers of the Company may consist of a Chief Executive Officer/President, a Vice President, a Secretary, a Treasurer and such other officers with such powers and duties as the Board deems necessary or appropriate. All officers shall serve at the pleasure of the Board, and the Board may remove an officer at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed. If an officer who is also a Member dissociates from the Company, then such officer shall automatically be removed from such office. Any officer of the Company may resign at any time by giving written Notice of the resignation to the Manager. Any resignation shall take effect at the time specified therein, or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. The powers and duties of each officer shall be as follows:

(a) The President. The Chief Executive Officer/President shall have, subject to the supervision, direction and control of the Manager, the general powers and duties of supervision, direction and management of the affairs and business of the Company including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Company. The Board may also appoint a Vice President who shall act with the same authority as the President should the President be unable to act.

(b) The Secretary. The Secretary shall attend meetings of the Manager and meetings of the Members and record all votes and minutes of all such proceedings in a book kept for such purpose. The Secretary shall have all such further powers and duties as may from time to time be assigned to him by the Board or the Chief Executive Officer/President.

(c) The Treasurer. The Treasurer shall have custody of the Company’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall also maintain adequate records of all assets, liabilities, and transactions of the Company and shall see that adequate audits thereof are currently and regularly made. The Treasurer shall have such other powers and perform such other duties as may from time to time be assigned to him by the Board or the Chief Executive Officer/President.

5.3 Statement of Authority. The Company with the approval of the Board may file a Statement of Authority, or amend or cancel a previously filed Statement of Authority, which states the authority or limitations on the authority of a Person to bind the Company to Persons who are not Members. Such Statement of Authority shall be in the form described by, and contain the information required in, Section 605.0302 of the Act. Notwithstanding the foregoing sentences, the Company shall not file a Statement of Authority which authorizes an Investment Class Member, in such Member’s capacity as such, to bind the Company to any Person.

5.4 General Disclosure Duty. The Board shall keep the other Members generally informed of the affairs of the Company and shall furnish to the other Members, upon request, information and account of any transaction and matters within the Board’s knowledge materially affecting or relating to the business of the Company.

ARTICLE 6

ALLOCATIONS OF PROFITS AND LOSSES

6.1 Profits. After giving effect to the special allocations set forth in Sections 6.3 and 6.4, Profits for any Allocation Year shall be allocated to the Members in proportion to their Percentage Interests.

6.2 Losses. After giving effect to the special allocations set forth in Sections 6.3 and 6.4 and subject to Section 6.5, Losses for any Allocation Year shall be allocated to the Members in proportion to their Percentage Interests.

6.3 Special Allocations. The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article 6, if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 6.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article 6, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 6.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 6.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.3(c) were not in this Agreement.

(d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Allocation Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 6 have been made as if Section 6.3(c) and this Section 6.3(d) were not in the Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Members in proportion to their respective Percentage Interests.

(f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company Asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s Economic Interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Member (the “Issuance Items”) shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

6.4 Curative Allocations. The allocations set forth in Sections 6.3(a), 6.3(b), 6.3(c), 6.3(d), 6.3(e), 6.3(f), 6.3(g) and 6.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 6.4. Therefore, notwithstanding any other provision of this Article 6 (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 6.1, 6.2, and 6.3(h).

6.5 Loss Limitation. Losses allocated pursuant to Section 6.2 shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Allocation Year. In the event some but not all of the Member would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 6.2, the limitation set forth in this Section 6.5 shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Members’ Capital Accounts so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

6.6 Other Allocation Rules.

(a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Code Section 706 and the Regulations thereunder.

(b) The Members are aware of the income tax consequences of the allocations made by this Article 6 and hereby agree to be bound by the provisions of this Article 6 in reporting their shares of Company income and loss for income tax purposes.

(c) Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Section 1.752-3(a)(3) of the Regulations, the Members’ interests in Profits are in proportion to their Percentage Interests.

(d) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Manager shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

6.7 Tax Allocations; Code Section 704(c).

(a) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using an allocation method or methods allowable pursuant to Section 1.704-3 of the Regulations.

(b) In the event the Gross Asset Value of any Company Asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall account for any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

(c) Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 6.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

6.8 Tax Matters and Accounting.

(a) Tax Year and Accounting Matters. The Allocation Year of the Company shall be the calendar year. The Company shall adopt such methods of accounting and file its tax returns on the methods of accounting determined by the Manager. The Manager shall be responsible for all accounting matters of the Company.

(b) Tax Elections. The Company shall be taxed as a partnership for tax purposes, and the Members and Manager shall take any and all action necessary to effectuate partnership tax treatment. The Tax Matters Partner may make all elections for federal income and all other tax purposes (including, without limitation, pursuant to Sections 754 and 6231(a)(1)(B)(ii) of the Code).

(c) Tax Matters Partner. Sun Dental Laboratories, Inc. shall be the “Tax Matters Partner” of the Company (as defined in Code Section 6231), and the Members will take such actions as may be necessary, appropriate, or convenient to effect the designation of the above-named person as such Tax Matters Partner. The Tax Matters Partner shall have full and unlimited discretion to perform or to fail to perform any actions or to make any decisions which under the Code may be made by a Tax Matters Partner. All costs of the Tax Matters Partner in connection with its duties as Tax Matters Partner, including reasonable attorneys’ fees and accountants’ fees, shall be the obligation of and shall be paid or reimbursed by the Company.

(d) Tax Returns. Income tax returns of the Company shall be prepared by such accountants or tax preparers as the Manager shall retain at the expense of the Company.

(e) Accounting. Subject to Code Section 448, the books of the Company shall be kept on such method of accounting for tax and financial reporting purposes as may be determined by the Manager.

ARTICLE 7

CAPITAL CONTRIBUTIONS AND FINANCES

7.1 Capital Contributions. Initial Capital Contributions and additional Capital Contributions may sometimes hereinafter be referred to collectively as the “Capital Contributions,” as the context may require. The “Capital Contributions” of the Members are as set forth on the Register.

7.2 No Interest upon Contributions. No Member shall be entitled to interest on its Capital Contributions.

7.3 Capital Accounts. Each Member’s Capital Account shall be maintained in accordance with the following provisions:

(a) Each Member’s Capital Account shall be credited with the amounts of such Member’s Capital Contributions, such Member’s distributive share of Profits and any items in the nature of income or gain which are specially allocated to the Member pursuant to Article 6.

(b) Each Member’s Capital Account shall be charged with the amounts of cash and the Gross Asset Value of any property distributed by the Company to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated to the Member pursuant to Article 6.

(c) If all or a portion of a Member’s Economic Interest is Transferred in accordance with the terms of this Agreement, then the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Economic Interest.

7.4 Capital Account Deficit. Except as otherwise provided in this Agreement or pursuant to a non-waivable provision of the Act, no Member shall have any liability or obligation to restore a negative or deficit balance in such Member’s Capital Account.

7.5 Return of Capital Contributions. No Member shall be entitled to withdraw any part of its Capital Contributions or Capital Account or to receive any distribution from the Company except as specifically provided in this Agreement.

7.6 Limited Liability. Except as provided in this Agreement, no Member shall be required under any circumstances to contribute or lend any money or property to the Company.

7.7 No Third Party Beneficiaries. The provisions of this Article 7 are not intended to be for the benefit of any creditor or other person (other than a Member in its capacity as Member) to whom any debts, liabilities, or obligations are owed by (or who otherwise has any claim against) the Company or any of the Members, and no such creditor or other person shall obtain any right under any such provisions or shall by reason of any such provisions make any claim in respect of any debt, liability, obligation, or claim against the Company or any of the Members.

7.8 Organizational Costs. All reasonable costs and expenses incurred with respect to the organization of the Company or a Subsidiary shall be borne by the Company.

7.9 Unreimbursed Business Expenses of Members. From time to time, a Member will be required to incur certain expenses related to the trade or business of the Company for which the Company will not reimburse that Member. These expenses include, but are not limited to: (a) use of the Member’s transport such as vehicles, vessels, and aircraft for business; (b) meals and entertainment of persons who are clients or prospective clients of the Company; (c) professional organization dues, licenses, publications, etc. for the Member related to the Company’s business; (d) use of a Member’s computer equipment (including software purchased for business purposes) or other office equipment on behalf of the Company; (e) conventions; or (f) charitable contributions. The unreimbursed business expenses paid from the funds of a Member shall be treated as a trade or business expense. It is the responsibility of the Member to maintain records to support any such expenditure.

7.10 Member Loans or Services. Loans or services provided by any Member to the Company shall not be considered Capital Contributions.

7.11 Loans from Members.

(a) The money required to finance the Business and expenses of the Company shall be derived from any revenues of the Company, from Capital Contributions, and from loans to the Company. If funds are not otherwise reasonably obtainable to finance the Business and expenses of the Company, with due regard being given to the particular needs of the Company, then one or more Members may make loans to the Company if such loans are first approved by the Manager (“Member Loans”). Nothing in the foregoing shall be deemed to require any Member to make any Member Loans.

(b) Member Loans shall bear interest at a rate per annum equal to the prime rate published in the Wall Street Journal, as may change from time to time, and shall be repayable in whole or in part without premium or penalty at the option of the Company. Payments with respect to Member Loans shall first be applied to accrued but unpaid interest and then to principal. Payments with respect to multiple Member Loans shall be applied pro rata in proportion to the outstanding principal amount of each such Member Loan. Except for allocations required under the Code and Regulations, Member Loans and payments with respect thereto shall have no effect on the Capital Accounts of the Members. No Member shall be personally obligated for the payment of any amounts due with respect to any Member Loans.

(c) If any Member lends or advances any funds to the Company, then the amount of any such loan or advance shall not be treated as a Capital Contribution, but shall be a debt due from the Company to such Member to be repaid in accordance with the terms of such loan or advance approved by the Manager.

ARTICLE 8

DISTRIBUTIONS

8.1 Distribution of Net Cash Flow.

(a) Except as otherwise provided in this Article 8 and in Article 11, Net Cash Flow, if any, shall be distributed on a pro rata basis at such time as the Board may determine in the Board’s sole discretion.

(b) The Members intend that a significant amount of the Net Cash Flow may be retained by the Company to manage and maintain its business and the Members understand and acknowledge that such Net Cash Flow may be accumulated and reinvested (and not distributed) even if a particular asset has not been identified by the Board for purchase by the Company.

8.2 Tax Distributions. With respect to any taxable period of the Company, within thirty (30) days after the Company files its federal U.S. Partnership Return of Income, Form 1065, the Manager will use commercially reasonable efforts to distribute cash to the Members Pro Rata in accordance with their respective Percentage Interests in an amount equal to the excess, if any, of (a) the product of the maximum federal individual income tax rate in effect for such period applicable to the particular type or types of taxable income of the Company allocated to the Members for such taxable period multiplied by the Company’s taxable income allocated to the Members for such taxable period, over (b) all previous distributions to the Members of the Company’s Net Cash Flow attributed to the taxable period. The foregoing will be subject to to any restrictions in any of the Company’s and/or any Company Subsidiary’s then applicable debt-financing arrangements, the payment of all expenses then due; the creation of a reasonable reserve for expenses; and the Manager’s determination, in its sole and absolute discretion, that such cash is not expected to be used in the operation of the Company. Notwithstanding the foregoing, the Company will not be obligated to liquidate any fixed assets to generate cash to distribute nor make any tax distribution to any Member who would otherwise be entitled to a tax distribution of less than $250.

8.3 Tax Advances.

(a) With respect to any Member as of the date of any distribution of Net Cash Flow pursuant to Section 8.1,

(i) if the product of

(A) the sum of (I) the cumulative historic taxable income allocated to such Member pursuant to this Agreement (after taking into account any taxable loss so allocated to such Member) for all Allocation Years, or portions thereof, ending before the date of distribution and (II) the taxable net income allocated to such Member pursuant to this Agreement for the Allocation Year (or portion thereof) that includes such date of distribution, and

(B) the maximum federal individual income tax rate in effect for each of such Allocation Years,

(ii) exceeds the sum of

(A) the aggregate amount distributed to such Member pursuant to Section 8.1 for all Allocation Years, or portions thereof, ending on or before such date of distribution, and

(B) the aggregate amount distributed or to be distributed to such Member pursuant to Section 8.1 during such Allocation Year (or portion thereof) ending on such date of distribution

(iii) then the Manager may make an advance (a “Tax Advance”) to any Member in the amount up to the aggregate excess tax liability of the Member; provided, however, that the Manager shall make a Tax Advance in accordance with the foregoing provisions only to the extent that the Company has Net Cash Flow sufficient to satisfy such Tax Advance in full.

(b) Repayment. All Tax Advances made on behalf of a Member shall be repaid to the Company by reducing the amount of the next succeeding distribution or distributions made pursuant to Section 8.1 which would otherwise have been made to such Member, or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. To the extent that an amount otherwise distributable to a Member is so applied, it shall be treated for all purposes hereof as if such amount had actually been distributed to such Member pursuant to Section 8.1.

(c) Dissociation; Termination Payment. If a Member who has received a Tax Advance dissociates from the Company prior to repaying all Tax Advances made to such Member, then any Termination Payment that the Company determines to make to such Member pursuant to Section 9.10 shall be reduced by the sum of all of such Member’s outstanding Tax Advances.

8.4 Limitations on Distributions.

(a) The Company shall make no distributions to the Members except as provided in this Article 8 and in Article 11.

(b) In the event that the Board determines to distribute Net Cash Flow as provided in Section 8.1, such distribution shall be made to the Members in proportion to their Percentage Interests.

(c) The Company shall not make a distribution to the extent that, after giving effect to the distribution, all the Company’s total assets would be less than the sum of its total liabilities and the amount that would be needed if the Company were to be dissolved and wound up at the time of the distribution. This provision is intended to comply with the requirements of Section 605.0405(1)(b) of the Act.

8.5 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts paid or distributed, as the case may be, to the Members with respect to which such amount was withheld pursuant to this Section 8.5 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Members, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Members with respect to which such amount was withheld.

ARTICLE 9

DISSOCIATION; TRANSFERS OF MEMBERSHIP INTEREST

9.1 Dissociation. The following events shall be the exclusive dissociation events regardless of the dissociation events listed in Section 605.0602 of the Act.

(a) A Member withdraws with the consent of the Manager;

(b) A Member becomes Incapacitated;

(c) The Company’s participation in a conversion, interest exchange, or merger under the Act, or the comparable laws of another jurisdiction, if the Company:

(i) Is not the converted or surviving entity; or

(ii) Is the converted or surviving entity and, because of the conversion, interest exchange, or merger, a Member ceases to be a Member;

(d) A Member Transfers its Membership Interest pursuant to Section 9.12 or Section 9.13;

(e) A Member, if an estate or if acting as a Member by virtue of being a personal representative of an estate, distributes the estate’s entire Economic Interest;

(f) A Member is expelled as a Member pursuant to Section 9.8;

(g) A Member withdraws without obtaining the express written consent of the Manager;

(h) The dissociation is in breach of an express provision of this Agreement;

(i) In the case of a Member who is an individual, the Member dies;

(j) It is or becomes unlawful to carry on the Company’s activities and affairs with the Member as a Member;

(k) The Member becomes a debtor in bankruptcy, executes an assignment for the benefit of creditors, seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of that Member or of all or substantially all of that Member’s property, and the Member fails, within ninety (90) calendar days after the appointment, to have vacated or stayed the appointment of a trustee, receiver, or liquidator of the Member or of all or substantially all of the Member’s property obtained without the Member’s consent or acquiescence, or fails within ninety (90) calendar days after the expiration of a stay to have the appointment vacated;

(l) A transfer of fifty percent (50%) or more of the beneficial or legal ownership of a Member if such Member is not an individual, unless such transfer is approved by the Manager;

(m) There has been a Transfer, not permitted elsewhere in this Agreement, of all or substantially all of a Member’s Economic Interest, other than a Transfer for security purposes, or a charging order in effect under Section 605.0503 of the Act which has not been foreclosed;

(n) In the case of a Member that is an entity (other than an entity described in Section 9.1(o), below), trust (other than a business trust), or estate, the Member has been dissolved and the Member’s business is being wound up;

(o) In the case of a Member that is a corporation, limited liability company, or partnership, the Member has filed articles or a certificate of dissolution or the equivalent, the Member has been administratively dissolved, the Member’s charter or equivalent has been revoked, or the Member’s right to conduct business has been suspended in the jurisdiction, the laws of which then control the Member’s organizational documents, and within ninety (90) calendar days the articles or certificate of dissolution or the equivalent has not been revoked or the charter or right to conduct business has not been reinstated; provided, however, the forgoing provisions of this Section 9.1(o) shall not apply if such Member, upon receipt of notice from the applicable jurisdiction of administrative dissolution, revocation or suspension, within ten (10) Business Days of receipt of such notice, takes adequate steps to cure the dissolution, revocation or suspension, as the case may be;

(p) On application by the Company or a Member, the expulsion of a Member by judicial order due to any of the following (to facilitate such application, the Company may take such action as is necessary):

(i) The Member engaged in or is engaging in wrongful conduct that has affected adversely and materially, or will affect adversely and materially, the Company’s activities and affairs;

(ii) The Member has committed willfully or persistently, or is committing willfully and persistently, a material breach of this Operating Agreement or a duty or obligation owed to the Company or other Members under Section 605.04091 of the Act; or

(iii) The Member has engaged or is engaging in conduct relating to the Company’s activities and affairs which makes it not reasonably practicable to carry on the activities and affairs of the Company with the Member as a Member;

(q) The Member, if a trust, distributes the trust’s Economic Interest, but not merely by reason of the substitution of a successor trustee; provided, however, that if the Member is a revocable trust, the distribution of the trust’s Economic Interest to the grantor of such revocable trust shall not constitute an event of dissociation pursuant to this Section 9.1(q); or

(r) In the case of a Member that is not an individual, the existence of the Member terminates.

9.2 Wrongful Dissociation; Liability for Damages. A Member wrongfully dissociates from the Company if such Member dissociates pursuant to any of the provisions of Sections 9.1(e) through 9.1(r), inclusive. A Member who wrongfully dissociates is liable to the Company and to the other Members for damages caused by the dissociation. The liability is in addition to any other obligation of the Member to the Company or to the other Members.

9.3 Redemption Events; Termination Payment. Upon the dissociation of a Member pursuant to Section 9.1(a), the Company shall, within ninety (90) calendar days of the event causing dissociation, purchase the Economic Interest of the Member pursuant to Section 9.10. Upon the dissociation of a Member for any other reason, the Company may, within ninety (90) calendar days of the event causing dissociation, purchase the Economic Interest of the Member pursuant to Section 9.10. Upon the purchase of a dissociated Member’s Economic Interest, such dissociated Member shall have no further rights as a Member or Transferee.

9.4 Effect of Dissociation.

(a) If a Member dissociates as a Member, then:

(i) Neither the dissociated Member nor any Transferee of such dissociated Member shall have any right to vote or to participate as a Member in the management and the conduct of the Company’s activities and affairs (if such Member previously held such rights);

(ii) The dissociated Member shall automatically be removed as an officer if the dissociated Member was also an officer of the Company; and

(iii) The Member’s Economic Interest is owned by such dissociated Member solely as a Transferee.

(b) A Person’s dissociation as a Member does not, of itself, discharge the Person from a debt, obligation, or other liability, incurred while a Member, to the Company or other Members.

9.5 Certificates. In the event the Company issues certificates representing Economic Interests, any such certificate shall be imprinted with a conspicuous legend in substantially the following form:

THE INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE PROVISIONS OF APPLICABLE LAW AND THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE COMPANY’S PRINCIPAL OFFICE.

9.6 Further Restrictions. Notwithstanding any contrary provision in this Agreement, any otherwise permitted Transfer shall be null and void if:

(a) such Transfer requires the registration of such Economic Interest pursuant to any applicable federal or state securities laws;

(b) such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended;

(c) such Transfer results in a violation of applicable laws;

(d) such Transfer is made to any Person who lacks the legal right, power, or capacity to own such Economic Interest;

(e) such Transfer would cause the Company to be a “publicly traded partnership” or otherwise cause the Company to be taxed as a corporation and not a partnership; or

(f) the Company does not receive written instruments (including, without limitation, copies of any instruments of Transfer and such Transferee’s consent to be bound by this Agreement as an Transferee) that are in a form satisfactory to the Manager (as determined in the Manager’s sole and absolute discretion).

In addition to the satisfaction of the foregoing requirements of this Section 9.6, no Transfer may be made unless the Transferor or Transferee pays to the Company all direct out-of-pocket costs reasonably incurred by the Company as a result of such Transfer, and indemnifies the Company (in a manner which is reasonable satisfactory to the Manager) for any such costs reasonably incurred after such Transfer.

9.7 Rights of Transferees. Until such time, if any, that a Transferee is admitted to the Company as a Substitute Member pursuant to Section 9.14, (a) such Transferee shall be a Transferee only, and shall receive, to the extent Transferred, only the distributions and allocations of income, gain, loss, deduction, credit, or similar item to which the Transferring Member, which transferred its Economic Interest, would be entitled, (b) such Transferee shall not have any right (i) to vote on any Company matter, (ii) to any information or accounting of the affairs of the Company, or (iii) to inspect the books or records of the Company, and (c) such Transferee shall not be entitled or enabled to exercise any other Membership Rights. In the event any Transferee desires to make a further Transfer of any Economic Interest, such Transferee shall be subject to all of the provisions of this Agreement to the same extent and in the same manner as any Member desiring to make such a transfer.

9.8 Expulsion. Any Investment Class B Member shall be expelled immediately, with or without cause, upon the affirmative vote of a Majority of the Management Class Members.

Upon the expulsion of an Investment Class B Member, such Investment Class B Member’s Membership Rights shall be terminated and, unless the Company redeems the disassociated Investment Class B Member’s Investment Class B Units, such Investment Class B Member shall be a mere Transferee with respect to its Economic Interest.

9.9 Incapacity and Conversion. Upon the Incapacity of a Member, such Member’s Membership Rights shall automatically be converted to an Economic Interest only, and such incapacitated Member (or such Member’s executor, administrator, trustee, receiver, attorney in fact, or guardian, as applicable) shall thereafter be deemed a Transferee for all purposes of this Agreement and without any other Membership Rights, unless such Transferee is admitted as a Substitute Member pursuant to Section 9.14.

9.10 Termination Payment upon Dissociation. If any Member dissociates from the Company and if the Company is either required or elects to redeem such Member pursuant to Section 9.3, then such Terminating Member shall receive from the Company an amount for its vested Economic Interest determined pursuant to Section 9.11 (the “Termination Payment”). The Termination Payment shall be made by the tenth (10th) Business Day following the determination of the Termination Payment. However, prior to or on the seventh (7th) Business Day following the determination of the Termination Payment, the Company may elect to make the Termination Payment in installments.

(a) Right of Offset. Notwithstanding the foregoing, the Company shall have the right to withhold from, and set off against, the Termination Payment (i) such amounts owed to the Company by the Terminating Member, and (b), without duplication, such expenses and damages as the Manager (or, if the Manager is the dissociating Member, the remaining Members) may reasonably determine were incurred by the Company and its Members in connection with the matters or events resulting in such dissociation and redemption, other than a dissociation under Section 9.1(f).

(b) Release. As a condition to the closing of the foregoing transaction and payment of the Termination Payment, the Terminating Member, other than a Member dissociating pursuant to Section 9.1(f), shall deliver or cause to be delivered a release, pursuant to which the Terminating Member (i) shall release the Company and remaining Members from any and all claims, obligations and liabilities, other than any unpaid balance under this Section 9.10 and other than any claims described in Section 10.3, and (ii) shall covenant not to sue the Company, the Manager or remaining Members with respect to any such claims, obligations and liabilities.

(c) Installment Terms. If the Company elects to make the Termination Payment in installments, then the following terms shall apply:

(i) No less than ten percent (10%) of the Termination Payment shall be paid in immediately available funds by the Company; and

(ii) The Company shall deliver a duly executed promissory note for the unpaid balance of the Termination Payment, payable in quarterly installments of principal and accrued interest at the rate below, for a term not to exceed three (3) years, as determined by the Manager in the Manager’s sole discretion.

Any such promissory note shall bear interest in an amount equal to the prime rate published in the Wall Street Journal on the date of such note. The Company shall have the right to prepay this amount in whole or in part at any time with no penalty.

(d) Form of Termination Payment. Unless otherwise consented to by a Majority of the Management Class Members, a Terminating Member shall receive cash (or cash and a promissory note payable in cash in the event the Company makes such election) in satisfaction of such Termination Payment. Such consent shall exclude such Terminating Member.

9.11 Valuation Method.

(a) For the purposes of Section 9.10, the Manager and the Terminating Member shall determine the amount of the Termination Payment.

(b) If the Manager and the Terminating Member cannot agree upon the Termination Payment within thirty (30) calendar days following the event creating the option or obligation to purchase such Economic Interest, then the amount of the Termination Payment shall be the Terminating Member’s Net Equity.

(c) The “Net Equity” of the Terminating Member shall be the amount that, as of the date of the event creating the option or obligation, would be distributed to such Terminating Member in liquidation of the Company pursuant to Article 11 if (i) the Company were sold substantially in its entirety for the Gross Appraised Value, (ii) the Company paid, or established reserves for the payment of all Company liabilities; and (iii) the Company distributed the remaining proceeds to the Members in liquidation, all as of such day.

(d) The Net Equity shall be determined, without audit or certification, by the Company’s accountants, taking into account the Gross Appraised Value. The Net Equity shall be determined within thirty (30) calendar days of the day upon which the accountants are apprised in writing of the Gross Appraised Value of the Company Assets, and the Net Equity shall be disclosed to the Company and each of the Members by written Notice (the “Net Equity Notice”). The Net Equity determination of the accountants shall be final and binding in the absence of a showing of a materially manifest error.

(e) The “Gross Appraised Value,” as of any day, shall be equal to the fair market value of the Company as of such day, including goodwill, going concern value, and any other intangibles associated with the Company. The fair market value of the Company shall be determined by an appraiser selected by the Manager. Notwithstanding the foregoing, if the Manager has previously engaged an appraiser to determine the fair market value of the Company and if such determination was made with respect to a date which falls during the six (6) month period ending on the date on which the Gross Appraised Value is to be determined, then the Manager, in the Manager’s sole discretion, may use such prior determination of fair market value as the Gross Appraised Value for purposes of this Section 9.11.

9.12 Third Party Purchase; Right of First Refusal.

(a) If a Member holding Units other than Class A Common Units (a “Selling Member”) receives a bona fide written offer that the Member desires to accept (the “Third Party Offer”), other than a Proposed Transaction in accordance with Section 9.13, from any Person (a “Purchaser”) to purchase all or any portion of or any interest or rights in the Selling Member’s Economic Interest for a purchase price denominated and payable in United States dollars, then, prior to any Transfer of the Selling Member’s Economic Interest, the Selling Member shall give the Company written Notice (the “Sale Notice”) containing each of the following:

(i) The Purchaser’s identity;

(ii) A true and complete copy of the Third Party Offer; and

(iii) The Selling Member’s offer to sell the Selling Member’s Economic Interest to the Company (the “Company Option”) for a price equal to that contained in the Third Party Offer (the “Third Party Purchase Price”).

(b) The Company Option shall be and remain irrevocable for a period ending at 11:59 P.M., local time at the Company’s principal office, on the thirtieth (30th) calendar day following the receipt of the Sale Notice (the “Option Period”). At any time during the Option Period, the Company may accept the Company Option by giving written Notice to the Selling Member of its acceptance (the “Acceptance Notice”). The approval and exercise of the Company Option shall require the vote of a Majority of the Management Class Members. If the Company exercises the Company Option, then the Acceptance Notice shall fix a closing date (the “Closing Date”) for the purchase, which shall not be earlier than ten (10) or more than ninety (90) calendar days after the expiration of the Option Period.

(c) If the Company exercises the Company Option, then the Third Party Purchase Price shall be paid in immediately available funds on the Closing Date unless the Company elects prior to or on the Closing Date to pay the Third Party Purchase Price in installments. If the Company elects to pay the Third Party Purchase Price in installments, the following terms shall apply:

(i) No less than ten percent (10%) of the Third Party Purchase Price shall be paid in immediately available funds by the Company on the Closing Date, and

(ii) the Company shall deliver a duly executed promissory note for the unpaid balance of the Third Party Purchase Price, payable in quarterly installments of principal and accrued interest at the rate below, for a term not to exceed three (3) years, as determined by the Manager in the Manager’s sole discretion.

Any such promissory note shall bear interest at the prime rate published in the Wall Street Journal on the date of such note. The Company shall have the right to prepay this amount in whole or in part at any time with no penalty.

(d) If the Company rejects the Company Option or fails to exercise the Company Option (within the time and in the manner specified in this Section 9.12), then the Selling Member shall be free for a period of thirty (30) calendar days after the earlier of Notice of rejection or the expiration of the Option Period (the “Third Party Transfer Period”) to Transfer the Selling Member’s Economic Interest to the Purchaser, for the same or greater price and on the same terms and conditions as set forth in the Sale Notice. If the Selling Member does not Transfer the Selling Member’s Economic Interest within the Third Party Transfer Period, then the Selling Member’s right to Transfer the Selling Member’s Economic Interest pursuant to the Sale Notice shall cease and terminate.

(e) Any Transfer by the Selling Member after the last day of the Third Party Transfer Period or without strict compliance with the terms, provisions, and conditions of this Section 9.12 and the other terms, provisions, and conditions of this Agreement, shall be null and void and of no force or effect.

(f) Neither the Selling Member nor the Purchaser will have any voting rights during the Option Period. Transfers made pursuant to this Section 9.12 shall not require the consent of the Members or the consent of the Manager, as otherwise required by this Agreement. However, a Purchaser acquiring a Selling Member’s Economic Interest pursuant to this Section 9.12 shall be a Transferee until such time as such Purchaser is admitted as a Substitute Member pursuant to Section 9.14, below.

9.13 Sale of Controlling Units. Notwithstanding any other provision of this Agreement, if at any time a Majority of the Management Class Members propose to undertake a sale of more than fifty percent (50%) of the then issued and outstanding Units in a single transaction or series of related transactions (a “Proposed Transaction”), then each Member other than Member’s holding Class A Common Units shall, upon request by the above mentioned Members, sell all of such Member’s Units in such transaction on the same terms and for the same per Unit consideration. The Member or Members who propose a Proposed Transaction shall be under no obligation to sell or otherwise divest themselves of all their Units as a result of the Proposed Transaction. The Manager shall give each Member written Notice of any Proposed Transaction at least five (5) days prior to the date on which such transaction shall be consummated, including the terms and conditions thereof, and each Member shall (a) have the obligation to sell its Units on such same terms and conditions in accordance with the instructions set forth in such Notice, (b) consent to and raise no objections to the Proposed Transaction, (c) waive any appraisal, dissenters’ and similar rights with respect thereto, and (d) shall make representations and warranties, and shall enter into such agreements, as are reasonable and customary in the context of the Proposed Transaction.

9.14 Additional Restrictions on Transfers by Class A Common Unit Members.

(a) Transfers by Class A Common Unit Members. Except as set forth in this Section 9.14, no Class A Common Unit Member may Transfer all or any part of its interest in the Company, provided that a Member may, with the prior written consent of the Company Transfer all or a portion of such Member’s interest in the Company in compliance with Section 9.14(b). The consent of the Company to any such Transfer by a Member may be withheld by the Company in its sole discretion.

(b) Conditions to Transfer. Any purported Transfer by a Member pursuant to the terms of this Section 9.14 shall, in addition to requiring the prior written consent of the Company referred to in Section 9.14(a), be subject to the satisfaction of each of the following conditions unless such condition is waived by the Company in its sole discretion:

(i) the Member that proposes to effect such Transfer (a “Transferor”) or the Person to whom such Transfer is to be made (a “Transferee”) shall have undertaken to pay all reasonable expenses incurred by the Company, the Company or any Company in connection therewith;

(ii) the Company shall have been given at least thirty (30) days’ prior written notice of the proposed Transfer;

(iii) the Company shall have received from the Transferee and, in the case of clause (C) below, from the Transferor to the extent specified by the Company, (A) such assignment agreement and other documents, instruments and certificates as may be reasonably requested by the Company, pursuant to which such Transferee shall have agreed to be bound by this Agreement, including, if requested, a counterpart of this Agreement executed by or on behalf of such Transferee, (B) a certificate or representation to the effect that the representations set forth in the Subscription Agreement of such Transferor are (except as otherwise disclosed to and consented to by the Company) true and correct with respect to such Transferee as of the date of such Transfer and (C) such other documents, opinions, instruments and certificates as the Company shall have reasonably requested;

(iv) such Transferor or Transferee shall have delivered to the Company the opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, described in Section 9.14(c);

(v) each of the Transferor and the Transferee shall have provided a certificate or representation to the effect that (A) the proposed Transfer will not be effected on or through (1) a U.S. national, regional or local securities exchange, (2) a non-U.S. securities exchange or (3) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers and (B) it is not, and its proposed Transfer or acquisition (as the case may be) will not be made by, through or on behalf of, (1) a Person, such as a broker or a dealer, making a market in interests in the Company or (2) a Person that makes available to the public bid or offer quotes with respect to interests in the Company; and

(vi) such Transfer will not be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof’, as such terms are used in section 1.7704-1 of the Treasury Regulations.

The Company may waive any or all of the conditions set forth in this Section 9.14(b), other than clause (vi) of the preceding sentence, if the Company determines that such waiver is in the Company’s interests. The Company may impose such additional conditions to Transfer as determined by the Company to be in the Company’s interests.

(c) Opinion of Counsel. The opinion of counsel referred to in Section 9.14(b)(iv) with respect to a proposed Transfer shall, unless otherwise specified by the Company, be substantially to the effect that:

(i) such Transfer will not require registration under the Securities Act or violate any provision of any applicable state securities laws;

(ii) such Transfer will not cause the Company to be treated as a corporation or as a publicly traded partnership under the Code; and

(iii) such Transfer will not violate this Agreement or the laws, rules or regulations of any state or any governmental authority applicable to the Transferor, the Transferee or such Transfer.

In giving such opinion, counsel may, with the consent of the Company, rely as to factual matters on certificates of the Transferor, the Transferee and the Company and may include in its opinion customary qualifications and limitations.

9.15 Admission of Transferee as Substitute Member.

(a) Except as otherwise provided in this Agreement, no dissociating Member will have any right to substitute a Transferee in its place as a Member. A Transferee shall become a Substitute Member only if and when each of the following conditions is satisfied:

(i) the Transferor of the Economic Interest sends written Notice to the Manager requesting the admission of the Transferee as a Substitute Member and setting forth the name and address of the Transferee, the Economic Interest Transferred, and the effective date of the Transfer;

(ii) Consent of a Majority of the Management Class Members to such admission has been given in writing, which approval may be withheld or delayed for any reason or no reason at all, in the sole and absolute discretion of each Member of the Management Class; and

(iii) the Manager receives from the Transferee (A) such information concerning the Transferee’s financial capacities and investment experience as may reasonably be requested by the Manager, (B) written instruments (including, without limitation, copies of any instruments of Transfer and such Transferee’s consent to be bound by this Agreement as a Substitute Member) that are in a form satisfactory to the Manager (as determined in the Manager’s reasonable discretion), and (C) all reasonable expenses, including attorneys’ fees and accountants fees incurred by the Company in connection with such admission as a Substitute Member.

(b) Upon the admission of any Substitute Member, the Manager shall amend Schedule A to reflect the name, address, Percentage Interest, Units, and membership class of such Substitute Member and to eliminate or adjust, if necessary, the name, address, Percentage Interest, Units, and membership class of the predecessor of such Substitute Member.

ARTICLE 10

LIABILITY; EXCULPATION; INDEMNIFICATION

10.1 Liability. Except as otherwise provided by the Act, the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or delegate of the Members (including, without limitation, the Manager) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or delegate.

10.2 Exculpation.

(a) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses, or Net Cash Flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

10.3 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage, or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person (including alleged breaches of fiduciary duty) in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage, or claim incurred by such

Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 10.3 shall be provided out of and to the extent of Company Assets only, and no Covered Person shall have any personal liability with respect to such indemnity.

10.4 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding may, from time to time, be advanced by the Company, upon approval by the Manager, prior to the final disposition of such claim, demand, action, suit or proceeding upon Notice to the Company of an undertaking by or on behalf of the Covered Person. Such advancement shall be conditioned on the agreement of the Covered Person to repay such amount if it is determined by the Manager that the Covered Person is not entitled to be indemnified as authorized in Section 10.3.

10.5 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Manager shall determine, on behalf of Covered Persons and such other Persons as the Manager shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Manager shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 10.4 and containing such other procedures regarding indemnification as are appropriate.

10.6 Outside Businesses; Outside Activities; Competition. Subject to any contrary restrictions contained in a Supplementary Agreement entered into by the Company and a Member, any Member may engage in or possess any interests in business ventures and may engage in other activities of every kind and description independently or with others in addition to those relating to the Company. Without in any way limiting the foregoing, any Member may act as a director of any corporation, trustee of any trust, partner of any partnership or administrative officer of any business entity, and may receive compensation for service as a director, employee, advisor, consultant or manager with respect to, or participate in profits derived from investments in or of any corporation, trust, partnership or other business entity. Each Member authorizes, consents to and approves of such present and future activities by the other Members, whether or not any such activities may conflict with any of the Members or be competitive with the business of the Members. Without in any way limiting the foregoing, no Member shall have any obligation or responsibility to disclose or refer any such investments or other activities to the Company or any Member. Neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to other ventures or activities of any other Member or its Affiliates or to the income or proceeds derived therefrom.

ARTICLE 11

DISSOLUTION; LIQUIDATION; TERMINATION

11.1 Dissolution Events.

(a) Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”):

(i) The consent of a Majority of the Management Class Members and Class A Common Unit Class Members to dissolve, wind up, and liquidate the Company; or

(ii) The entry of a decree of judicial dissolution in accordance with Section 605.0705 of the Act.

Notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

(b) Continuation. If it is determined, by a court of competent jurisdiction, that the Company has dissolved prior to the occurrence of a Dissolution Event, then within ninety (90) calendar days after such determination (the “Continuation Period”), the personal or other legal representative of the remaining Member may agree in writing to continue the Company and may agree to the admission of the personal representative of such Member or its nominee or designee to the Company as a Member, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member. In such case, the Company and its Business shall be continued on the same terms and conditions set forth in this Agreement pursuant to Section 605.0701 of the Act. Unless such an election is made within the Continuation Period, the Company shall liquidate and wind up its affairs in accordance with Section 11.3. If such an election is made within the Continuation Period, then:

(i) The Company shall continue until the occurrence of a Dissolution Event as provided in Section 11.1(a); and

(ii) Unless otherwise agreed to by a Majority of the Members of the continued Company, and if not otherwise prohibited by applicable law, the Articles of Organization and this Agreement shall automatically constitute the Articles of Organization and Operating Agreement of such continued Company. If new Articles of Organization are required, the Manager shall cause such new Articles of Organization to be filed with the Florida Secretary of State. The assets and liabilities of the continued Company shall remain unaltered as if the events resulting in the Company being a continued Company had never occurred. No bond, collateral, assumption or release of any Member’s or the Company’s liabilities shall be required; provided that the right of the Management Class Members to select successor managers and to continue the Business shall not exist and may not be exercised unless the Company has received an opinion of counsel that the exercise of the right would not result in the loss of limited liability of any Member and neither the Company nor the continued limited liability company would cease to be treated as a partnership for federal income tax purposes upon the exercise of such right to continue.

11.2 Articles of Dissolution. Upon the occurrence of a Dissolution Event, the Manager shall file Articles of Dissolution with the Florida Department of State pursuant to Section 605.0707 of the Act. Upon such filing, the Company shall cease conducting its Business and shall continue solely for the purpose of winding up its affairs in accordance with Section 605.0709 of the Act, except for purposes of lawsuits, other proceedings, and appropriate actions as provided in the Act.

11.3 Winding Up. Upon the occurrence of (1) a Dissolution Event or (2) the determination by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Dissolution Event (unless the Company is continued pursuant to Section 11.1(b)), and after the filing of the Articles of Dissolution pursuant to Section 11.2, above, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Business and the Company’s affairs, provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Company Assets have been distributed pursuant to this

Section 11.3. The Liquidator shall be responsible for overseeing the winding up and dissolution of the Company, which winding up and dissolution shall be completed within ninety (90) calendar days of filing the Articles of Dissolution and within ninety (90) calendar days after the last day on which the Company may be continued pursuant to Section 11.1(b). The Liquidator shall take full account of the Company’s liabilities and Company Assets and shall cause the Company Assets or the proceeds from the sale thereof (as determined pursuant to Section 11.10), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

(a) First, to creditors (including Members and Managers who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Debts and the other liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and

(b) The balance, if any, to the Members in accordance with the positive balance in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

No Member or Manager shall receive additional compensation for any services performed pursuant to this Article 11, except as set forth in Section 11.10(a).

11.4 Compliance With Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 11 to the Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Member has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Allocation Years, including the Allocation Year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 11 may be:

(a) Distributed to a trust established for the benefit of the Members for the purposes of liquidating Company Assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 11.3; or

(b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon as practicable.

11.5 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article 11, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Company Assets shall not be liquidated, the Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have distributed the Company Assets in kind to the Members, who shall be deemed to have taken subject to all Debts of the Company and other liabilities all in accordance with their respective Capital Accounts. Immediately thereafter, the Members shall be deemed to have recontributed the Company Assets in kind to the Company, which shall be deemed to have taken subject to all such liabilities.

11.6 Rights of Members. Except as otherwise provided in this Agreement, each Member shall look solely to the Company Assets for the return of its Capital Contribution and has no right or power to demand or receive Company Assets other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Members shall have no recourse against the Company or any other Member or Manager.

11.7 Statement of Termination; Notice. After the Company has completed winding up, the Liquidator shall deliver to the Florida Department of State a Statement of Termination pursuant to Section 605.0709 of the Act.

11.8 Allocations During Liquidation. During the period commencing on the first day of the Allocation Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Members pursuant to Section 11.3 (the “Liquidation Period”), the Members shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article 6.

11.9 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Member in the Company shall be made in exchange for the interest of such Member in Company Assets pursuant to Section 736(b)(1) of the Code, including the interest of such Member in Company goodwill.

11.10 Liquidator.

(a) Fees. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article 11 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

(b) Form of Liquidating Distributions. For purposes of making distributions required by Section 11.3, the Liquidator may determine whether to distribute all or any portion of the Company Assets in kind or to sell all or any portion of the Company Assets and distribute the proceeds therefrom.

ARTICLE 12

MISCELLANEOUS

12.1 Joinder; Amendments.

(a) Each Additional Member and Substitute Member shall become a signatory hereto by signing such number of counterpart signature pages to this Agreement, a joinder to this Agreement or other writing in form acceptable to the Company and such other instruments, in such manner, as the Manager shall determine. By so signing, each Additional Member and Substitute Member, as the case may be, shall be deemed to have adopted and to have agreed to be bound by all of the provisions of this Agreement.

(b) This Agreement may be amended at any time by the written consent of a Majority of the Management Class Members and the Class A Common Units Members voting as a single class. Provided, however, any amendment that materially impairs the economic rights of the Investment Class Members must be Approved by the Investment Class Members.

(c) In making any amendments, there shall be prepared and filed by, or for, the Members such documents and certificates as may be required under the Act and under the laws of any other jurisdiction applicable to the Company.

12.2 Notices.

(a) Any Notice to a Member will be made at the address of that Member set forth in Schedule A or such other mailing address of which that Member advises the Manager in writing. Any Notice to the Company or the Board will be made at the principal place of business of the Company. If the Company changes the location of its principal place of business, notice of any change will be given to the Members on or before the date of that change.

(b) Any Notice will be deemed to have been duly given if personally delivered or sent by United States mail or by facsimile transmission confirmed by letter personally delivered or sent by United States mail and will be deemed given, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, five (5) calendar days after being deposited in the United States mails, postage prepaid; (ii) if sent by United States Express Mail, two (2) calendar days after being deposited in the United States mails, postage prepaid; (iii) if sent by facsimile transmission, the date sent provided confirmatory notice was sent by first-class mail, postage prepaid; and (iv) if delivered by hand, on the date of receipt.

12.3 Confidentiality.

(a) Each of the Members hereby acknowledges that, in connection with the development and operation of the Company, it may have access to confidential material regarding the operations of the other Members. Each Member agrees that it shall: (i) take all reasonable steps necessary to hold and maintain such confidential information in confidence and not to disclose it to any third party; (ii) only use such confidential information for the purpose of developing and operating the Company; (iii) only disclose such confidential information to its employees and agents who have a need to know such information in order to assist the Member to carry out its responsibilities to the Company; and (iv) not use such confidential information in a way which would be detrimental to any other Member.

(b) Each Member agrees that, upon the dissolution and termination of the Company, it will return to each requesting Member, as appropriate, all confidential information of that Member then in its possession and specified in the request. Each Member further agrees to return or destroy all other memoranda, notes, copies, or other writings that contain confidential information of the other Members.

(c) The provisions of this Section 12.3 shall apply to each Member, regardless of the status of such Member as a Member in the Company, for a period of twenty-four (24) months from the effective date of the termination of the applicable Member’s status as a Member in the Company.

12.4 Limitation on Rights of Others. No Person other than a Member is, nor is it intended that any such other Person be treated as, a direct, indirect, intended or incidental third party beneficiary of this Agreement for any purpose whatsoever, nor shall any other Person have any legal or equitable right, remedy or claim under or in respect of this Agreement.

12.5 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof, except for any Supplementary Agreement.

12.6 Headings; Interpretation. The headings in this Agreement are inserted for convenience of reference only and will not affect the interpretation of this Agreement. Whenever from the context it appears appropriate, each term stated in either the singular or the plural will include the singular and the plural, and pronouns stated in the neuter gender will include the masculine, the feminine and the neuter.

12.7 Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the Members, their heirs, executors, administrators, successors, and all other Persons hereafter holding, having, or receiving an interest in the Company, whether as Additional Members, Transferees, Substitute Members, or otherwise.

12.8 Waivers. No waiver of or any breach of any of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the Member against whom such waiver is claimed. No waiver of or any breach shall be deemed a waiver of any other subsequent breach.

12.9 Exhibits. All exhibits referenced in this Agreement shall be incorporated herein by such reference and shall be deemed to be an integral part hereof.

12.10 Counterparts. This Agreement may be executed in several counterparts, each of which, and any electronic transmission of the same, will be deemed an original, but all of which shall constitute one and the same instrument.

12.11 Certain Remedies. Each Member and the Company shall be entitled to all remedies at law and equity for breach of this Agreement. Each Member further acknowledges that specific performance is an appropriate remedy for breach of any obligation hereunder. Without limitation of such remedy or any other remedy available at law or equity, any Member in default in respect of its obligation to make a Capital Contribution hereunder shall not be entitled to any distributions, which shall be deemed assigned to the Company, until such breach shall have been cured.

12.12 Litigation. In the event of any litigation among Members, the reasonable expenses of such litigation shall be paid by the losing party to the party substantially prevailing in a court of law.

12.13 Governing Law; Severability; Construction. The organic laws of the State of Florida and, in particular, the provisions of the Act, as the same may be amended from time to time, will govern the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the parties. If any provision of this Agreement is held to be invalid, then the remainder of this Agreement will not be affected. This Agreement shall be construed as if all parties prepared this Agreement.

12.14 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. THE MEMBERS WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A JURY TRIAL, AND ANY AND ALL RIGHTS THEY MAY HAVE TO PUNITIVE, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, IN RESPECT OF ANY DISPUTE BASED ON THIS AGREEMENT.

12.15 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member or the Company.

12.16 Initial Public Offering.

(a) If at any time the Company desires to cause (i) a transfer of all or a substantial portion of (x) the assets of the Company or (y) the Units to a newly organized corporation or other business entity (an “IPO Entity”), (ii) a merger or consolidation of the Company into or with a IPO Entity as provided under the Act or otherwise, or (iii) another restructuring of all or substantially all the assets or Units of the Company into an IPO Entity, including by way of the conversion of the Company into a Delaware or Florida corporation as provided under the Act (any such corporation also herein referred to as an “IPO Entity”), in any such case in anticipation of or otherwise in connection with an Initial Public Offering of securities of an IPO Entity or its Affiliate (an “Initial Public Offering”), each Member shall take such steps to effect such Transfer, merger, consolidation, conversion or other restructuring as may be reasonably requested by the Board, including, without limitation, executing and delivering all agreements, instruments and documents as may be reasonably required and Transferring or tendering such Member’s Units to an IPO Entity in exchange or consideration for shares of capital stock or other equity interests of the IPO Entity, determined in accordance with the valuation procedures set forth in Section 12.16(b) below.

(b) In connection with a transaction described in Section 12.16(a), the Board shall, in good faith but subject to the following sentence, determine the Fair Market Value of the assets and/or Units Transferred to, merged with or converted into shares of the IPO Entity, the aggregate Fair Market Value of the IPO Entity and the number of shares of capital stock or other equity interests to be issued to each Member in exchange or consideration therefor. In determining Fair Market Value, (i) the offering price of the Initial Public Offering shall be used by the Board to determine the Fair Market Value of the capital stock or other equity interests of the IPO Entity and (ii) the Distributions that the Members would have received with respect to their Units, including Incentive Units, if the Company were dissolved, its affairs wound up and Distributions made to the Members in accordance with this Agreement shall determine the Fair Market Value of the Units. In addition, any Units (including Incentive Units) to be converted into or redeemed or exchanged for shares of the IPO Entity shall receive shares with substantially equivalent economic, governance, priority and other rights and privileges as in effect immediately prior to such transaction (disregarding the tax treatment of such transaction). For purpose of this Section 12.16 the “Fair Market Value” means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s length transaction, as determined in good faith by the Board based on such factors as the Board, in the exercise of its reasonable business judgment, considers relevant.

IN WITNESS WHEREOF, this Operating Agreement is entered into to be effective as of the above date first written.

COMPANY

Sun Dental Holdings, Inc.

By:	/s/ Derek T. Diasti
Name:	Derek T. Diasti
Title:	CEO